As filed with the Securities and Exchange Commission on May 23, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TEAM, INC.

(Exact name of registrant as specified in its charter)

Texas	74-1765729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Hermann Drive

Alvin, Texas 77511

(Address of principal executive offices, including zip code)

First Amended and Restated Team, Inc. 2006 Stock Incentive Plan

(Full title of the plan)

André C. Bouchard

Senior Vice President, General Counsel & Secretary

Team, Inc.

200 Hermann Drive

Alvin, Texas 77511

(Name and address of agent for service)

(281) 331-6154

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☒    Non-accelerated filer  ☐    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Maximum Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.30 par value per share	700,000 Shares	$27.70	$19,390,000	$762.03

(1)	Represents the maximum number of additional shares that may be issued under the First Amended and Restated Team, Inc 2006 Stock Incentive Plan (the “Plan”). Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. A total of 750,000 shares issuable under the Plan were previously registered on Form S-8 filed on October 13, 2006 (File No. 333-138011).
(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. Specifically, the offering price per share is based on the average of the high and low prices of Team, Inc. Common Stock reported on the NASDAQ as of May 20, 2008.

PART I

EXPLANATORY STATEMENT

The registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 and pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register up to 700,000 shares of its common stock issued or issuable under the First Amended and Restated Team, Inc 2006 Stock Incentive Plan (the “Plan”).

Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-138011 relating to the Plan described herein are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission by Team, Inc. are incorporated by reference and made a part of this registration statement:

•	Annual Report on Form 10-K for the year ended May 31, 2007.

•	Quarterly Report on Form 10-Q for the quarters ended August 31, 2007, November 30, 2007, and February 29, 2008.

•	Current Reports on Form 8-K filed June 1, 2007, June 6, 2007, August 9, 2007 (Item 801 only), and August 13, 2007.

•	The description of the common stock contained in the Registration Statement on Form S-2, File No. 33-31663.

All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the effective date of this registration statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of Team. Inc. with the Securities and Exchange Commission, each of the following exhibits is filed with this registration statement:

4.1	Second Restated Articles of Incorporation of the Registrant are incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 1999.

4.2	Bylaws of the Registrant are incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-2, File No. 33-31663.

5.1	Opinion of Locke Lord Bissell & Liddell LLP regarding the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP.

23.2	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this registration statement).

99.1	First Amended and Restated Team, Inc. 2006 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alvin , State of Texas, on the 23rd day of May, 2008.

Team, Inc.

By:	/s/ Philip J. Hawk
Philip J. Hawk
Chief Executive Officer and Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ted W. Owen and André C. Bouchard as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of May, 2008.

Signature	Title

/s/ Philip J. Hawk	Chairman of the Board and Chief Executive Officer
Philip J. Hawk	(Principal Executive Officer)

/s/ Vincent D. Foster	Director
Vincent D. Foster

/s/ Jack M. Johnson, Jr.	Director
Jack M. Johnson, Jr.

/s/ Emmett J. Lescroart	Director
Emmett J. Lescroart

/s/ Robert A. Peiser	Director
Robert A. Peiser

/s/ Louis A. Waters	Director
Louis A. Waters

/s/ Sidney B. Williams	Director
Sidney B. Williams

/s/ Ted W. Owen	Senior Vice President and Chief Financial Officer
Ted W. Owen	(Principal Financial Officer and Principal Accounting Officer)

INDEX TO EXHIBITS

4.1	Second Restated Articles of Incorporation of the Registrant are incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 1999.

4.2	Bylaws of the Registrant are incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-2, File No. 33-31663.

5.1	Opinion of Locke Lord Bissell & Liddell LLP regarding the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP.

23.2	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1).

24.2	Powers of Attorney (included on the signature page to this registration statement).

99.1	First Amended and Restated Team, Inc. 2006 Stock Incentive Plan.